UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
AutoNation, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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AUTONATION, INC.
AutoNation Headquarters
200 SW 1st Ave
Fort Lauderdale, FL 33301
IMPORTANT NOTICE REGARDING 2020 ANNUAL MEETING OF STOCKHOLDERS
The following Notice of Change of Location relates to the proxy statement of AutoNation, Inc. (the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 22, 2020. This supplement to the proxy statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020. The Notice should be read in conjunction with the proxy statement.
NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of AutoNation, Inc.:
In light of the public health concerns regarding the COVID-19 pandemic, including federal, state, and local restrictions on in-person gatherings, NOTICE IS HEREBY GIVEN that the Board has determined to change the location of the Annual Meeting from an in-person meeting to a virtual-only meeting. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 8:00 a.m. Eastern Time. However, the Annual Meeting will no longer be held at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, but rather will be held virtually, with attendance via the Internet. You will not be able to attend the Annual Meeting in person.
We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. As described in the proxy statement made available in connection with the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on February 26, 2020, the record date designated by the Board for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee.
To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/AN2020 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. Online check-in will begin at 7:30 a.m. Eastern Time.
You may vote your shares in advance of the Annual Meeting by submitting a proxy at www.proxyvote.com. You may also vote during the Annual Meeting by following the instructions on the meeting website. A list of stockholders entitled to vote at the Annual Meeting will be accessible during the Annual Meeting by visiting the meeting website and entering the control number referenced above. If you have already voted, no additional action is required.
As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company and meeting matters, as time permits. You may submit your questions during the Annual Meeting by following the instructions available on the meeting website.
On behalf of the Board, management and employees, thank you for your continued support.
By Order of the Board of Directors,
C. Coleman Edmunds
Executive Vice President, General Counsel
and Corporate Secretary

April 7, 2020